UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 4, 2004

TOPAZ GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-14069	91-1762285
(Jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

126/1 Krungthonburi Road
Banglampoo Lang, Klongsarn
Bangkok 10600 Thailand

(Address and zip code of principal executive offices)

Registrant's telephone number, including area code: 0-662-439-4621

Not Applicable

(Former name or address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Public Accountant

On February 4, 2004, Grant Thornton LLP (GT) resigned as the independent accountants for the Company. The Company has not yet engaged a new independent accountant.

The reports of GT on the Company's financial statements for the years ended December 31, 2002 and December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

In connection with its audits of the Company's financial statements as of December 31, 2002 and December 31, 2001 and for the years then ended and through February 4, 2004, there have been no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of GT would have caused them to make reference thereto in their report on the Company's financial statements for such years.

In connection with their audit of the Company's financial statements as of and for the year ended December 31, 2002, Grant Thornton LLP ("GT") advised the Company that it had identified certain deficiencies in the Company's internal control procedures that GT considered to be a "material weakness" under standards established by the American Institute of Certified Public Accountants. GT advised the Audit Committee on March 10, 2003, that it identified certain deficiencies in the Company's ability to timely and accurately close our books as well as of our subsidiaries resulting in our inability to timely file our annual report for the period ended December 31, 2002. Additionally, we were unable to accurately record our inventory in accordance with accounting principles generally accepted in the United States of America and we were unable to prepare our financial statements without outside assistance. The Company requested that GT furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

Item 7. Financial Statements and Exhibits

        16.1 Letter from certifying accountants

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

TOPAZ GROUP, INC.

Date: March 2, 2004
/s/ Peter Brongers

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Exhibits 16.1 Letter from certifying accountants

March 2, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re: Topaz Group Inc.

File No. 001-14069

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Topaz Group, Inc. dated March 2, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP